10f3 Transactions Summary
Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f3 of the Investment Company Act of 1940.

Fund
Multi Sector Income (HY Sleeve)
Security
Centerpoint Energy Inc
Advisor
EIMCO
Transaction Date
5/1/08
Cost
$200,000
Offering Purchase
0.07%
Broker
Lehman Brothers
Underwriting Syndicate Members
Lehman
RBS Geenwich Capital
Wachovia Securities Inc
Barclays Capital

Fund
Multi Sector Income (HY Sleeve)
Security
XTO Energy
Advisor
EIMCO
Transaction Date
5/9/08
Cost
$105,000
Offering Purchase
0.01%
Broker
Lehman Brothers
Underwriting Syndicate Members
Piper Jaffray & Co
Suntrust Robinson Humphrey
UBS Securities
Wells Fargo
Wachovia

Fund
Multi Sector Income (HY Sleeve)
Security
MarkWest Energy
Advisor
EIMCO
Transaction Date
5/28/08
Cost
$395,000
Offering Purchase
0.08%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan
RBC Capital Markets
Wachovia

Fund
Multi Sector Income (HY Sleeve)
Security
Airgas
Advisor
EIMCO
Transaction Date
6/5/08
Cost
$860,000
Offering Purchase
0.22%
Broker
Bank of America
Underwriting Syndicate Members
Banc of America
Barclays Capital
BB&T Capital Markets
Wachovia Securities

Fund
Multi Sector Income (HY Sleeve)
Security
Lender Proc Services
Advisor
EIMCO
Transaction Date
6/18/08
Cost
$810,000
Offering Purchase
0.22%
Broker
JP Morgan
Underwriting Syndicate Members
Banc of America Secs
JP Morgan Securities
Wachovia Securities Inc
ING Wholesale Banking

Fund
Multi Sector Income (HY Sleeve)
Security
Ticketmaster
Advisor
EIMCO
Transaction Date
7/16/08
Cost
$815,000
Offering Purchase
0.27%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan Securities
Merrill Lynch, Pierce, Fenner & Smith Inc
Banc of America Securities LLC
Wachovia Capital Markets, LLC